                           POWER OF ATTORNEY
                           -----------------

     We, the undersigned officers and trustees of Van Eck Funds (the "Trust"), do hereby severally constitute and appoint John C. van Eck and Michael G. Doorley, and each of them acting singly, as our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names in the capacities indicated below, any and all amendments to the Registration Statement of the Trust on Form N-1A filed with the Securities and Exchange Commission to enable the Trust to comply with the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and all requirements and regulations of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all amendments to the Registration Statement.

     IN WITNESS WHEREOF, we have hereunto set our hands on the date indicated below.

Signature                     Title                              Date
---------                     -----                              ----

/s/ John C. van Eck           President, Trustee and       December 10, 1986
John C. van Eck               Principal Executive
                              Officer

/s/ Bruce J. Smith            Controller and Principal     December 10, 1986
Bruce J. Smith                Accounting Officer

/s/ Phillip L. Carret         Trustee                      December 10, 1986
Phillip L. Carret

/s/ Richard C. Cowell         Trustee                      December 10, 1986
Richard C. Cowell

/s/ James C. Dudley           Trustee                      December 10, 1986
James C. Dudley

/s/ Harvey E. Mole            Trustee                      December 10, 1986
Harvey E. Mole

/s/ Fred M. van Eck           Trustee                      December 10, 1986
Fred M. van Eck

/s/ Alling Woodruff           Trustee                      December 10, 1986
Alling Woodruff